Exhibit 10.4
NON-COMPETITION AGREEMENT
     THIS NON-COMPETITION AGREEMENT (this “Agreement”), is made and entered into effective as of the 30th day of June, 2006, by and among ELECTRIC CITY CORP., a Delaware corporation (“ELC”), PARKE ACQUISITION LLC, a California limited liability company (“Acquisition”), and Daniel Parke, an individual (“Stockholder”) in connection with the merger by Parke P.A.N.D.A. CORPORATION, a California corporation (“Parke”) into Acquisition (the “Merger”)
R E C I T A L S
     A. ELC desires to acquire Parke by means of a transaction which is described in Section 368 of the Internal Revenue Code of 1986, as amended and accorded tax-free treatment thereunder except to the extent otherwise required in respect of cash consideration.
     B. In order to consummate the transactions contemplated herein, Acquisition has been formed and Parke will be merged with and into Acquisition (with Acquisition as the surviving entity), upon and subject to the terms as further specified in this Agreement.
     C. Stockholder, together with his spouse, beneficially owns 100% of Parke and will personally benefit from the merger of Parke into Acquisition. In addition, Stockholder has certain expertise and knowledge related to the conduct of business of Parke, which is selling and/or installing energy efficient lighting and air-conditioning retrofits (the “Business”).
     D. Through the Merger of Parke into Acquisition, Acquisition will acquire the goodwill of Parke as required by California Business & Professions Code Section 16601.
     E. In connection with and as a condition to Acquisition consummating the transactions contemplated by the Merger Agreement, Acquisition has required that Stockholder agree and covenant not to compete with Acquisition in the manner and to the extent specified below.
AGREEMENT
     NOW, THEREFORE, in consideration of the above recitals, including Acquisition’s execution of and consummation of the transactions contemplated by the Merger Agreement, the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, the parties agree as follows:
     1.1. Covenant Not To Compete. For the term and within the geographic territory specified in this Agreement, Stockholder shall not in any manner, either directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by or act as consultant or advisor to any corporation, limited liability company, partnership, person, firm or other business that is engaged in the

Business. Notwithstanding anything to the contrary contained in this Agreement, Stockholder may own (beneficially or of record) (a) common stock of Electric City Corp. in any amount, and (b) securities issued by any entity, if such securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, and such ownership does not exceed five percent (5%) of the aggregate issued and outstanding shares or units of such securities.
     2. Term. The term of Stockholder’s obligations under this Agreement shall be for two (2) years following June 30, 2006; provided, however, that the Stockholder’s obligations hereunder shall terminate earlier if the Stockholder’s employment by Acquisition after the Merger is terminated by Acquisition without “Due Cause” (as such term is defined in the Employment Agreement dated as of June 30, 2006 between Stockholder and Acquisition).
     3. Geographic Territory. The parties hereto acknowledge and agree that the Business of Parke extended throughout the State of California. Accordingly, the obligations of Stockholder under this Agreement shall apply throughout the State of California.
     4. Consideration to Consultant. The consideration provided by Acquisition to Stockholder for the non-competition covenants contained in this Agreement is Acquisition entering into and consummating the transactions contemplated by the Merger Agreement, it being understood that Acquisition would not enter into or consummate the transactions contemplated by the Merger Agreement unless Stockholder provided the non-competition covenants as specified in this Agreement.
     5. Specific Enforcement and Reimbursement of Fees. Stockholder agrees that any breach of the covenants in this Agreement may cause Acquisition irreparable harm for which there is no adequate remedy at law and, without limiting whatever other rights or remedies Acquisition may have under this Agreement, Stockholder hereby acknowledges and agrees that Acquisition is authorized and entitled to obtain an injunction in favor of Acquisition enjoining the breach by Stockholder of any of the aforesaid covenants by any court of competent jurisdiction, and such relief may be granted without the necessity of proving actual damages. In the event of an alleged breach by Stockholder of the obligations under this Agreement, the prevailing party shall be entitled to recover from the losing party all costs and expenses it incurs in connection with the dispute, including attorney fees.
     6. Construction/Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any or all of the above covenants are held to be unenforceable because of their scope or duration or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the scope, duration and/or area of such covenant(s) to the extent that allows the maximum scope, duration and/or area permitted by applicable law.
     7. Waiver. The failure of any party hereto to enforce any right under this Agreement shall not be construed to be a waiver of that right, or of damages caused thereby, or of any rights under this Agreement. Any waiver of any right must be specific and in writing and be signed by the party alleged to have waived its right hereunder.
     8. Amendment. This Agreement shall not be varied, altered, modified, changed or in any way amended except by an instrument in writing executed by the parties hereto.
     9. Entire Agreement. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof.
     10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns; provided, however, that Stockholder may not assign any rights or obligations under this Agreement.
     11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.
     12. Consent to Jurisdiction and Service of Process. Each of Acquisition and Stockholder hereby irrevocably consents that any legal action or proceeding against it under, arising out of, or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement shall be brought only in a state or federal court of competent jurisdiction in the State of California. Each party by the execution and delivery of this Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis.
     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes and all of which together shall constitute one and the same instrument.
[signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement effective as of the day and year first above written.

PARKE ACQUISITION, LLC, a California
limited liability company

By: Name:	/s/ Jeffrey R. Mistarz Jeffrey R. Mistarz
Its:	Manager

/s/ Daniel Parke

DANIEL PARKE, an individual

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